FOR IMMEDIATE RELEASE

Ridgestone Financial Services, Inc.
13925 W. North Avenue
Brookfield, Wisconsin 53005
Telephone:  (262) 789-1011
Contact:  Paul E. Menzel, Chairman

RIDGESTONE FINANCIAL REPORTS A DECREASE IN NET INCOME FOR THE THREE
AND SIX MONTHS ENDED JUNE 30, 2004

Brookfield, Wisconsin, July 28, 2004 – Ridgestone Financial Services, Inc. (OTC: RFSV) reported a 66% decrease in after-tax net income to $140,514 for the six months ended June 30, 2004, compared with after-tax net income of $416,547 for the same period of the prior year. Diluted earnings per share decreased to $0.14 for the six months ended June 30, 2004 as compared to $0.44 per share for the same period of 2003. For the three months ended June 30, 2004, after-tax net income decreased by 72% to $61,321 compared with after-tax net income of $218,515 for the same period of the prior year. The decrease was primarily due to a decline in interest income and fees from the sale of mortgages into the secondary market. The interest income decreased due to loan paydowns and a reduction in the average rate earned on loans. Diluted earnings per share decreased to $0.06 for the three months ended June 30, 2004 as compared to $0.23 per share for the same period of 2003.

Net interest income before provision for loan losses for the six months ended June 30, 2004 decreased over the same period last year by $323,203 or 18% to $1,490,604. The decrease in net interest income for the six months ended June 30, 2004 was primarily due to lower interest income resulting from lower average loan balances. For the three months ended June 30, 2004, net interest income before provision for loan losses was $709,882, a decrease of $223,684 or 24% over the three months ended June 30, 2003. The decrease was primarily due to lower loan interest income resulting from the reductions in average balances and average interest rates. Net interest margin for the six months ended June 30, 2004 was 3.84% compared to 4.62% for the same period of the prior year. No provision for loan losses was made for the six and three months ending June 30, 2004, compared with provisions of $75,000 and $45,000 for the same periods in 2003, respectively, because of the lower loan volume and improved credit quality.

Non-interest income for the six months ended June 30, 2004 decreased by $114,466 or 24% to $362,523 compared to $476,989 for the same period in 2003. Non-interest income decreased by $40,962 or 16% to $217,937 for the three months ended June 30, 2004, compared to $258,899 for the same period in the prior year. For the three and six months ended June 30, 2004, lower fee income from the sale of mortgages into the secondary market was the primary factor for the decrease over the prior periods.

Non-interest expenses for the three and six months ended June 30, 2004 were $846,785 and $1,662,748, respectively, an increase over the same periods last year of 5% and 6%, respectively. The three and six month increases were due primarily to increases in personnel costs.

Deposits were $74.2 million at June 30, 2004 compared to $72.7 million at December 31, 2003. Gross loans outstanding were $72.8 million at June 30, 2004 compared to $75.1 million at December 31, 2003. Total assets grew by $1.7 million or 2% to $90.0 million at June 30, 2004 compared to $88.3 million at December 31, 2003.

FOR IMMEDIATE RELEASE

Ridgestone Financial Services, Inc.
13925 W. North Avenue
Brookfield, Wisconsin 53005
Telephone:  (262) 789-1011
Contact:  Paul E. Menzel, Chairman

Book value was $9.53 per share as of June 30, 2004 compared to $9.15 per share for the same period last year.

Paul E. Menzel, Chairman of the Company, stated, “During the first two quarters of this year, the Company experienced a decline in commercial loan activity and a reduction of mortgage fee income resulting from a slowdown of secondary market mortgage loan refinancing. As a result, our net income for the first half of the year continues to trail that of last year. However, based on the results of our commercial calling efforts, we remain cautiously optimistic for the second half of the year and anticipate increasing loan demand and greater usage on existing credit line balances.”

RidgeStone Financial Services, Inc. is a bank holding company in Brookfield, Wisconsin. The Company is the parent company of RidgeStone Bank, a community bank with two locations. The Company’s stock is traded in the over-the-counter market and quoted on the OTC Bulletin Board under the symbol RFSV.

Note Regarding Forward-Looking Statements
Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company “believes,” “anticipates,” “expects,” or other words of similar import. Similarly, statements that describe the Company’s future plans, objectives, goals, and performance or operating expectations are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those contemplated in the forward-looking statements. Such risks include, among others: interest rate trends, the general economic climate in the Company’s market area, loan delinquency rates, the ability to attract new customers, competition and legislative enactments or regulatory changes which adversely affect the business of the Company and/or RidgeStone Bank. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements. The forward-looking statements included herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

RIDGESTONE FINANCIAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
June 30, 2004 and December 31, 2003

	June 30, 2004 (Unaudited)	December 31, 2003
ASSETS
Cash and due from banks	$3,530,531	$2,955,356
Federal Funds sold	2,343,000	2,278,000
Short-term investments	3,000,000	500,000

Total cash and cash equivalents	8,873,531	5,733,356

Interest bearing deposits in banks	--	551,079
Available for sale securities-stated at fair value	2,056,439	750,060
Loans receivable	72,796,258	75,126,628
Less: Allowance for estimated loan losses	(700,111)	(729,643)

Net loans receivable	72,096,147	74,396,985

Mortgage loans held for sale	--	650,000
Premises and equipment, net	2,488,177	2,501,472
Cash surrender value of life insurance	2,398,316	2,360,515
Accrued interest receivable and other assets	2,103,045	1,379,232

Total Assets	$90,015,655	$88,322,699

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
Demand	$14,315,562	$14,249,810
Savings and NOW	29,753,819	27,282,946
Other Time	30,137,307	31,123,775

Total deposits	74,206,688	72,656,531

Federal funds purchased	--	--
Other borrowings	4,500,000	4,500,000
Accrued interest payable and other liabilities	1,569,852	1,718,084
Guaranteed preferred beneficial interests in the
corporation's subordinated debentures	1,500,000	1,500,000

Total Liabilities	81,776,540	80,374,615

STOCKHOLDERS' EQUITY
Preferred stock, no par value, 2,000,000 shares authorized,
no shares issued	--	--
Common stock, no par value: 10,000,000 shares authorized;
902,574 and 897,241 shares issued, respectively	8,719,350	8,574,703
Retained Earnings (Accumulated Deficit)	6,850	(133,664)
Treasury stock, at cost, 50,000 shares	(493,015)	(493,015)
Accumulated other comprehensive income	5,930	60

Total Stockholders' Equity	8,239,115	7,948,084

Total Liabilities and Stockholders' Equity	$90,015,655	$88,322,699

RIDGESTONE FINANCIAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
as of June 30, 2004 and 2003

	Three Months Ended		Six Months Ended
	June 30, 2004 (Unaudited)	June 30, 2003	June 30, 2004 (Unaudited)	June 30, 2003
Interest income
Interest and fees on loans	$997,895	$1,283,657	$2,077,601	$2,542,312
Interest on federal funds sold	9,676	3	15,032	3
Interest on securities	27,778	--	49,355	--
Interest on deposits in banks	1	568	1,202	1,133

Total interest income	1,035,350	1,284,228	2,143,190	2,543,448

Interest expense
Interest on deposits	270,386	297,350	534,695	618,115
Interest on borrowed funds	29,707	53,312	65,391	111,526
Interest on preferred securities	25,375	--	52,500	--

Total interest expense	325,468	350,662	652,586	729,641

Net interest income before provision
for loan losses	709,882	933,566	1,490,604	1,813,807
Provision for loan losses	--	45,000	--	75,000

Net interest income after provision
for loan losses	709,882	888,566	1,490,604	1,738,807
Non-interest income
Secondary market loan fees	81,835	142,169	110,683	232,080
Gain on sale of other real estate	--	11,317	--	13,638
Service charges on deposit accounts	52,929	39,230	99,494	74,856
Increase in cash surrender value	33,000	31,500	66,000	63,000
Other income	50,173	34,683	86,346	93,415

Total non-interest income	217,937	258,899	362,523	476,989

Non-interest expense
Salaries and employee benefits	501,012	456,755	1,001,857	894,602
Occupancy and equipment expense	68,715	64,963	125,375	122,666
Other expense	277,058	285,897	535,516	551,958

Total non-interest expense	846,785	807,615	1,662,748	1,569,226

Income before income taxes	81,034	339,850	190,379	646,570

Provision for income taxes	19,713	121,335	49,865	230,023

Net income	$61,321	$218,515	$140,514	$416,547

Earnings per share - Basic	$0.07	$0.25	$0.16	$0.47
- Diluted	$0.06	$0.23	$0.14	$0.44
Average shares outstanding	856,957	877,659	853,782	877,659